UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 25, 2019

DUPONT DE NEMOURS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38196 (Commission file number)	81-1224539 (IRS Employer Identification No.)

974 Centre Road, Wilmington, DE 19805
(302) 774-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 25, 2019, DuPont de Nemours, Inc. (the “Company”) held its Annual Meeting of Stockholders. As of the close of business on April 26, 2019, the record date for the Annual Meeting, (the "Record Date"), 2,246,370,461 shares of the Company’s common stock, par value $0.01 per share, were outstanding and entitled to vote. A total of 1,966,533,306 shares of common stock were voted in person or by proxy, representing 87.54 percent of the shares entitled to be voted. The following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2019 Proxy Statement. On June 1, 2019, the Company completed a 1-for-3 reverse stock split (the "Reverse Stock Split"), the final voting results below reflect pre-Reverse Stock Split shares since the Record Date preceded the Reverse Stock Split.
Agenda Item 1-Election of Directors. The Company’s stockholders elected the following 12 nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Edward D. Breen	1,603,106,529	21,507,272	8,730,464	333,189,041
Ruby R. Chandy	1,612,423,930	12,154,227	8,766,108	333,189,041
Franklin K. Clyburn, Jr.	1,610,693,486	13,193,327	9,457,452	333,189,041
Terrence R. Curtin	1,610,972,823	12,941,888	9,429,554	333,189,041
Alexander M. Cutler	1,556,918,624	66,728,838	9,696,803	333,189,041
C. Marc Doyle	1,611,963,043	12,332,121	9,049,101	333,189,041
Eleuthère I. du Pont	1,610,451,592	14,141,161	8,751,512	333,189,041
Rajiv L. Gupta	1,608,066,058	16,126,332	9,151,875	333,189,041
Luther C. Kissam	1,609,714,155	14,111,154	9,518,956	333,189,041
Frederick M. Lowery	1,612,590,366	11,311,517	9,442,382	333,189,041
Raymond J. Milchovich	1,609,929,545	13,906,740	9,507,980	333,189,041
Steven M. Sterin	1,612,202,304	11,684,839	9,457,122	333,189,041
Agenda Item 2-Advisory Vote on Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
1,516,982,899	104,407,571	11,953,795	333,189,041

Agenda Item 3-Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstain	Broker Non-Votes
1,919,305,131	37,373,345	9,854,830	0
Agenda Item 4-Stockholder Proposal on Right to Act by Written Consent. The Company’s stockholders did not approve a stockholder proposal regarding the right of stockholders to act by written consent.

For	Against	Abstain	Broker Non-Votes
763,669,891	855,346,093	14,328,281	333,189,041
Agenda Item 5-Stockholder Proposal on Preparation of an Executive Compensation Report. The Company’s stockholders did not approve a stockholder proposal regarding a request for a report regarding executive compensation.

For	Against	Abstain	Broker Non-Votes
107,623,637	1,500,295,826	25,424,802	333,189,041

Agenda Item 6-Stockholder Proposal on Preparation of a Report on Climate Change Induced Flooding and Public Health. The Company’s stockholders did not approve a stockholder proposal regarding a request for a report on climate-induced flooding and public health.

For	Against	Abstain	Broker Non-Votes
111,903,594	1,487,688,889	33,751,782	333,189,041
Agenda Item 7-Stockholder Proposal on Preparation of a Report on Plastic Pollution. The Company’s stockholders did not approve a stockholder proposal regarding a request for an annual report on plastic pollution.

For	Against	Abstain	Broker Non-Votes
107,773,350	1,491,783,148	33,787,767	333,189,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	June 25, 2019	By:	/s/ Michael G. Goss
		Name:	Michael G. Goss
		Title:	Vice President and Controller